FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is entered into as of September 25, 2018 (the “Effective Date”) by and between Thomas M. Grbelja, an individual (the “Employee”) and Nestbuilder.com Corp., a Nevada corporation (the “Company”) for the purpose of memorializing an oral amendment to that certain Employment Agreement dated August 17, 2018, by and between the Company and the Employee (the “Employment Agreement”), which oral amendment was entered into on or about August 28, 2018. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Employment Agreement. In consideration of the continued employment of Employee by the Company, the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to memorialize the oral amendment to the Employment Agreement by executing this Amendment, and the parties hereto hereby enter into this Amendment, so as to agree with each other as follows:

1. Amendment to Section 5 of Exhibit A. Section 5 of Exhibit A of the Employment Agreement is hereby deleted in its entirety and the following substituted therefor:

“Section 5. Remuneration

(a) Terms and conditions will include a base salary of $24,000 per year.”

2. Amendment to Section 6 of Exhibit A. Section 6 of Exhibit A of the Employment Agreement is hereby deleted in its entirety and the following substituted therefor:

“Section 6. Prior to June 30, 2019, the Company shall adopt an employee stock option plan or similar plan for compensating, incentivizing, retaining and attracting employees (the “Plan”). The Executive shall be entitled to receive equity securities pursuant to the Plan from time to time in the discretion of the board of directors of the Company.”

3. Effect on Employment Agreement. Expect as amended or modified by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms, and is hereby ratified and confirmed by the parties hereto.

4. Counterparts. This Amendment may be executed in one or more counterparts each of which shall for all purposes be deemed an original, and all of such counterparts, taken together, shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

“Employee”	“Company”

Nestbuilder.com Corp.,
a Nevada corporation

Thomas M. Grbelja, an individual	By:	Alex Aliksanyan
	Its:	Chief Executive Officer